EXHIBIT 15.1
August 17, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated July 26, 2006 on our review of interim financial information of Tollgrade Communications, Inc. for the three and six month periods ended July 1, 2006 and June 25, 2005 included in the Company’s quarterly report on Form 10-Q for the quarter ended July 1, 2006 is incorporated by reference in its Registration Statement dated August 17, 2006.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP